EXHIBIT 99.1

Tower Group, Inc. Reports a 48% Increase in Third Quarter of 2006 Net Income


    NEW YORK--(BUSINESS WIRE)--Nov. 2, 2006--Tower Group, Inc.
(NASDAQ: TWGP) today reported a 48% increase in third quarter of 2006 net income to $8.5 million ($0.42 per diluted share) as compared to net income of $5.7 million ($0.28 per diluted share) in the third quarter of 2005.

    For the first nine months of 2006, net income increased 92% to $27.3 million ($1.36 per diluted share) as compared to $14.2 million ($0.71 per diluted share) for the first nine months of 2005. Results for the nine months of 2006 were affected by several significant items which were discussed in our second quarter earnings release.

GAAP Financial Highlights:

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006*     2005
                               --------- --------- --------- ---------
                                          ($ in thousands)
Gross premiums written         $ 99,810  $ 72,821  $311,597  $221,495
Net premiums written             51,660    51,391   180,011   155,937
Net premiums earned              52,366    45,324   168,908   112,933
Total commission and fee
 income                          14,700    10,497    36,654    29,233
Net investment income             5,923     4,131    15,875    10,479
Net realized gain on
 investments                         32       (15)      (84)      214
Total revenues                   73,021    59,937   221,353   152,859
Other income                        418         -    12,852         -
Net Income                        8,456     5,708    27,251    14,190
EPS - Basic                    $   0.43  $   0.29  $   1.38  $   0.73
EPS - Diluted                  $   0.42  $   0.28  $   1.36  $   0.71
Return on Average Equity           20.2%     16.5%     22.8%     14.1%
                               ========= ========= ========= =========

* Unadjusted for the effects of the PXRE transactions and CastlePoint items

    Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. commented, "We had yet another strong quarter of premium and earnings growth. It has been two successful years since our initial public offering, and I'm pleased that we were able to successfully execute our business plan this past quarter to meet our stated financial and business objectives. Our strong results during this past quarter continue to be driven by profitable underwriting results as reflected by our net combined ratio of 84% as well as the continued growth in our core commercial and personal lines business. "

    Total revenues increased by 21.8% to $73.0 million for the three months ended September 30, 2006 compared to $59.9 million for the same period in 2005. Net premiums earned increased by 15.5% to $52.4 million for the three months ended September 30, 2006 compared to $45.3 million for the same period in 2005. During the third quarter of 2006 under quota share reinsurance agreements we ceded to CastlePoint Reinsurance approximately 40% of our brokerage business, 50% of our traditional program business and 85% of our specialty program business. This is compared to a 25% quota share ceding percentage in the three months ended September 30, 2005. In addition, ceded premiums earned increased in the third quarter of 2006 as a result of ceding unearned premiums to CastlePoint Reinsurance as of April 1, 2006 which related to business written in 2005 that we had previously retained.

    Total commission and fee income increased by 40.0% to $14.7 million in the third quarter of 2006 compared to $10.5 million in the third quarter of 2005. Net investment income increased by 43.4% to $5.9 million for the three months ended September 30, 2006 compared to $4.1 million in the same period in 2005. On a tax equivalent basis, the yield was 5.6% as of September 30, 2006 and 5.1% as of September 30, 2005.

    Gross loss and loss adjustment expenses and the gross loss ratio for the Insurance and Reinsurance Segments combined for the three months ended September 30, 2006 were $49.1 million and 53.1%, respectively, compared to $36.3 million and 56.0%, respectively, for the same period in 2005. The net loss ratio for the combined segments was 58.0% for the three months ended September 30, 2006 as compared to 58.5% in the same period of 2005.

    Operating expenses were $28.4 million for the three months ended September 30, 2006 as compared to $23.3 million for the same period in 2005. Our gross expense ratio was 28.8% for the three months ended June 30, 2006 as compared with 31.0% for the same period in 2005.

    The net underwriting expense ratio, which reflects the benefit of ceding commission revenue that lowers the gross expense ratio, was 25.7% for the three months ended September 30, 2006 as compared to 29.3% for the same period in 2005.

    The gross combined ratio was 81.9% for the three months ended
September 30, 2006 as compared with 87.0% for the same period in 2005. The net combined ratio was 83.7% for the three months ended September 30, 2006 as compared to 87.8% for the same period in 2005.

    Additional Highlights:

    Dividend Declaration

    Tower Group, Inc. announced today that the Company's Board of Directors approved a quarterly dividend on October 26, 2006 of $0.025 per share payable December 27, 2006 to stockholders of record as of December 15, 2006.

    Sale of Tower Indemnity Company of America

    On October 30, 2006 Tower executed an agreement to sell all of the issued and outstanding common shares of Tower Indemnity Company of America ("TICA"), a New York property and casualty insurance company, to CastlePoint Management Corp ("CastlePoint Management"), a subsidiary of CastlePoint Holdings, Ltd. ("CastlePoint"). The purchase price is an amount equal to TICA's aggregate statutory surplus as of the closing date plus $350,000 for additional legal and other costs. As of September 30, 2006 TICA's statutory surplus was $8.4 million. Tower entered into this sale to facilitate its pooling arrangement with CastlePoint. Tower does not expect to recognize any gain or loss on this sale. TICA is a shell insurance company and has no net liabilities for insurance losses.

    2006 Guidance

    For the fourth quarter of 2006, we project net income to increase to a range between $8.8 million and $9.4 million. We project the diluted earnings per share in the fourth quarter to be in the range between $0.44 and $0.47 per diluted share. For the full year, we anticipate net income to be in a range between $36.1 million and $36.7 million and diluted earnings per share to be between $1.80 and $1.83 on a GAAP basis which includes the effects of the PXRE transactions, CastlePoint items and increased catastrophe reinsurance costs.

    About Tower Group, Inc.

    Tower Group, Inc. offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York which is rated A- (Excellent) by A.M. Best Company and Tower National Insurance Company which is also rated A- (Excellent) by A.M. Best Company. Both subsidiaries offer commercial insurance products to small to medium-size businesses and personal insurance products to individuals.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit Tower's Web site at http://www.twrgrp.com/.


               Insurance Overall Results of Operations
                  Insurance and Reinsurance Segments
                            Third Quarter
                           ($ in thousands)

                                      Three Months ended September 30,
                                         2006       2005     % Change
Revenues
Earned premiums:
  Gross premiums earned               $   92,527  $   64,859     42.7%
  Less: Ceded premiums earned            (40,162)    (19,535)   105.6%
                                      -----------------------
  Net premiums earned                     52,365      45,324     15.5%
Ceded commission revenue                  13,171       6,845     92.4%
Policy Billings Fees                         286         227     26.0%
                                      -----------------------
Total Revenue                             65,822      52,396     25.6%

Expenses
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment
 expenses                                 49,100      36,334     35.1%
Less: Ceded loss and loss adjustment
 expenses                                (18,709)     (9,822)    90.5%
                                      -----------------------
Net loss and loss adjustment expense      30,391      26,512     14.6%
Underwriting Expenses
  Commissions paid to producers           15,099      10,135     49.0%
  Other underwriting expenses             11,824      10,226     15.6%
                                      -----------------------
Total Underwriting Expense                26,923      20,361     32.2%

Underwriting Profit                   $    8,508  $    5,523     54.0%
                                      =======================

Key Measures
Written Premiums
  Gross                               $   99,810  $   72,821     37.1%
  Ceded                                  (48,150)    (21,430)   124.7%
                                      -----------------------
  Net                                 $   51,660  $   51,391      0.5%
                                      =======================
Loss ratios
  Gross                                     53.1%       56.0%
  Net                                       58.0%       58.5%
Accident Year Loss Ratio
  Gross                                     53.6%       56.5%
  Net                                       59.2%       59.0%
Expense ratios
  Gross                                     28.8%       31.0%
  Net                                       25.7%       29.3%
Combined ratios (GAAP)
  Gross                                     81.9%       87.0%
  Net                                       83.7%       87.8%


               Insurance Overall Results of Operations
                  Insurance and Reinsurance Segments
                          First Nine Months
                           ($ in thousands)

                                       Nine Months ended September 30,
                                         2006       2005     % Change
Revenues
Earned premiums:
  Gross premiums earned                $ 264,711   $ 165,787     59.7%
  Less: Ceded premiums earned            (95,803)    (52,854)    81.3%
                                       ----------------------
   Net premiums earned                   168,908     112,933     49.6%
Ceded commission revenue                  30,550      18,021     69.5%
Policy Billings Fees                         825         653     26.3%
                                       ----------------------
Total Revenue                            200,283     131,607     52.2%

Expenses
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment
 expenses                                150,974      93,828     60.9%
Less: Ceded loss and loss adjustment
 expenses                                (45,948)    (27,241)    68.7%
                                       ----------------------
Net loss and loss adjustment expense     105,026      66,587     57.7%
Underwriting Expenses
  Commissions paid to producers           42,109      27,211     54.7%
  Other underwriting expenses             33,508      24,596     36.2%
                                       ----------------------
Total Underwriting Expense                75,617      51,807     46.0%

Underwriting Profit                    $  19,640   $  13,213     48.6%
                                       ======================

Key Measures
Written Premiums
  Gross                                $ 311,597   $ 221,495     40.7%
  Ceded                                 (131,586)    (65,558)   100.7%
                                       ----------------------
  Net                                  $ 180,011   $ 155,937     15.4%
                                       ======================
Loss ratios
  Gross                                     57.0%       56.6%
  Net                                       62.2%       59.0%
Accident Year Loss Ratio
  Gross                                     57.5%       57.2%
  Net                                       62.0%       59.2%
Expense ratios
  Gross                                     28.3%       30.9%
  Net                                       26.2%       29.3%
Combined ratios (GAAP)
  Gross                                     85.3%       87.5%
  Net                                       88.4%       88.3%


           Insurance Services Segment Results of Operations

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
                                          ($ in thousands)
Revenues
Direct commission revenue from
 managing general agency       $    380  $  2,022  $  2,291  $  6,713
Claims administration revenue       688     1,137     2,572     3,287
Reinsurance intermediary
 fees(1)                            176       259       411       541
Policy billing fees                   -         7         5        18
                               --------- --------- --------- ---------
Total Revenues                    1,244     3,425     5,279    10,559
                               --------- --------- --------- ---------
Expenses
Direct commissions expense
 paid to producers                  211     1,143     1,545     3,528
Other insurance services
 expenses(2)                        193       472       735     1,412
Claims expense reimbursement
 to TICNY                           687     1,135     2,556     3,276
                               --------- --------- --------- ---------
Total Expenses                    1,091     2,750     4,836     8,216
                               --------- --------- --------- ---------
Insurance Services Pre-tax
 Income                        $    153  $    675  $    443  $  2,343
                               ========= ========= ========= =========
Premium produced by TRM on
 behalf of issuing companies   $  1,408  $  8,013  $ 10,270  $ 24,888
                               ========= ========= ========= =========


                          Tower Group, Inc.
                Consolidated Statements of Income and
                       Comprehensive Net Income
                             (Unaudited)

                      Three Months Ended         Nine Months Ended
                         September 30,             September 30,
                   ------------------------- -------------------------
                      2006         2005         2006         2005
                   ------------ ------------ ------------ ------------
                      ($ in thousands, except share and per share
                                         amounts)
Revenues
 Net premiums
  earned           $    52,366  $    45,324  $   168,908  $   112,933
 Ceding commission
  revenue               13,171        6,845       30,550       18,021
 Insurance services
  revenue                1,243        3,418        5,274       10,541
 Net investment
  income                 5,923        4,131       15,875       10,479
 Net realized gains
  (losses) on
  investments               32          (15)         (84)         214
 Policy billing
  fees                     286          234          830          671
                   ------------ ------------ ------------ ------------
   Total revenues       73,021       59,937      221,353      152,859
                   ------------ ------------ ------------ ------------
Expenses
 Loss and loss
  adjustment
  expenses              30,392       26,512      105,026       66,587
 Direct commission
  expense               15,309       11,277       43,654       30,738
 Other operating
  expenses              13,127       12,068       38,718       30,265
 Interest expense        1,863        1,296        5,066        3,567
                   ------------ ------------ ------------ ------------
    Total expenses      60,691       51,153      192,464      131,157
                   ------------ ------------ ------------ ------------
Other Income
 Equity income in
  unconsolidated
  affiliate                418            -          364            -
 Gain from issuance
  of common stock
  by unconsolidated
  affiliate                  -            -        7,883            -
 Warrant received
  from
  unconsolidated
  affiliate                  -            -        4,605            -
                   ------------ ------------ ------------ ------------
 Income before
  income taxes          12,748        8,784       41,741       21,702
 Income tax expense      4,292        3,076       14,490        7,512
                   ------------ ------------ ------------ ------------
    Net income     $     8,456  $     5,708  $    27,251  $    14,190
                   ============ ============ ============ ============

Comprehensive Net
 Income
 Net income        $     8,456  $     5,708  $    27,251  $    14,190
 Other
  comprehensive
  income:
  Gross unrealized
   investment
   holding gains
   (losses) arising
   during period         9,150       (4,765)       3,273       (4,424)
  Equity in net
   unrealized gains
   in investment in
   unconsolidated
   affiliate's
   investment
   portfolio               296            -          184            -
  Less:
   reclassification
   adjustment for
   (gains) losses
   included in net
   income                  (32)          15           84         (214)
                   ------------ ------------ ------------ ------------
                         9,414       (4,750)       3,541       (4,638)
  Income tax
   (expense)
   benefit related
   to items of
   other
   comprehensive
   income               (3,295)       1,669       (1,297)       1,630
                   ------------ ------------ ------------ ------------
    Total other
     comprehensive
     (loss) net
     income              6,119       (3,081)       2,244       (3,008)
                   ------------ ------------ ------------ ------------
      Comprehensive
       Net Income  $    14,575  $     2,627  $    29,495  $    11,182
                   ============ ============ ============ ============

Earnings Per Share
 Basic earnings per
  common share     $      0.43  $      0.29  $      1.38  $      0.73
                   ============ ============ ============ ============
 Diluted earnings
  per common share $      0.42  $      0.28  $      1.36  $      0.71
                   ============ ============ ============ ============

Weighted Average
 Common Shares
 Outstanding:
    Basic           19,776,188   19,575,728   19,734,365   19,550,722
    Diluted         20,074,058   20,161,873   20,032,256   20,119,280


                          Tower Group, Inc.
                     Consolidated Balance Sheets

                                            (Unaudited)
                                           September 30, December 31,
                                               2006          2005
                                           ------------- -------------

                                           ($ in thousands, except par
                                             value and share amounts)
Assets
Fixed-maturity securities, available-for-
 sale, at fair value (amortized cost
 $402,668 in 2006 and $331,123 in 2005)    $    401,032  $    326,681
Equity securities, available-for-sale, at
 fair value (cost $42,676 in 2006 and
 $6,681 in 2005)                                 42,646         5,934
Equity securities, at cost                            -        24,558
Common trust securities - statutory
 business trusts, equity method                   2,045         1,426
                                           ------------- -------------
    Total investments                           445,723       358,599
Cash and cash equivalents                        40,533        38,760
Investment income receivable                      4,123         3,337
Agents' balances receivable                      55,245        46,004
Assumed premiums receivable                       4,910         1,076
Ceding commission receivable                          -         8,727
Reinsurance recoverable                         108,515       104,811
Receivable - claims paid by agency                3,633         2,309
Prepaid reinsurance premiums                     79,102        43,319
Deferred acquisition costs net of deferred
 ceding commission revenue                       34,783        29,192
Federal and state income taxes recoverable        3,134           365
Deferred income taxes                               242         3,204
Intangible assets                                 5,830         5,835
Fixed assets, net of accumulated
 depreciation                                    23,912         7,920
Investment in unconsolidated affiliate           27,436             -
Other assets                                      4,342         3,999
                                           ------------- -------------
    Total Assets                           $    841,463  $    657,457
                                           ============= =============
Liabilities
Loss and loss adjustment expenses          $    279,600  $    198,724
Unearned premium                                204,666       157,779
Reinsurance balances payable                     24,851        19,200
Payable to issuing carriers                       1,818         5,252
Funds held as agent                               8,195         8,191
Funds held under reinsurance agreements          57,024        59,042
Accounts payable and accrued expenses            12,179        13,694
Deferred rent liability                           6,040             -
Payable for securities                              939             -
Other liabilities                                 3,580         2,867
Federal income taxes payable                          -           460
Subordinated debentures                          68,045        47,426
                                           ------------- -------------
   Total Liabilities                            666,937       512,635
                                           ------------- -------------
Stockholders' Equity
Common stock ($0.01 par value per share;
 40,000,000 shares authorized; and
 20,005,758 shares issued in 2006 and
 19,872,672 in 2005)                                200           199
Paid-in-capital                                 112,824       111,066
Accumulated other comprehensive net income       (1,108)       (3,352)
Retained earnings                                62,789        37,019
Treasury stock (23,720 shares in 2006 and
 17,881 in 2005)                                   (179)         (110)
                                           ------------- -------------
   Total Stockholders' Equity                   174,526       144,822
                                           ------------- -------------
   Total Liabilities and Stockholders'
    Equity                                 $    841,463  $    657,457
                                           ============= =============

    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             Managing Vice President
             tsong@twrgrp.com